Exhibit 4.2

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. ANY HOLDER OR BENEFICIAL OWNER SHALL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT IT IS NOT A “SPECIFIED FOREIGN ENTITY” AS DEFINED IN SECTION 7701(a)(51)(B) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

SLM CORPORATION

6.495% Fixed-to-Floating Rate Senior Notes due 2032

CUSIP: 78442PGG5

No. ______	$______

SLM CORPORATION, a corporation organized and existing under the laws of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum as set forth in the Schedule of Increases or Decreases In Note attached hereto on May 15, 2032 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from May 15, 2026, or from the most recent Fixed Rate Period Interest Payment or Floating Rate Period Interest Payment Date, as applicable, to which interest has been paid or duly provided for during the period (a) from and including May 15, 2026 to, but excluding, May 15, 2031 (the “Fixed Rate Period”), at the rate of 6.495% per annum thereon, semi-annually in arrears on May 15 and November 15 of each year, with payment commencing on [●] and ending on May 15, 2031 (each a “Fixed Rate Period Interest Payment Date”); and (b) from, and including May 15, 2031 to, but excluding, the Maturity Date (the “Floating Rate Period”) at a floating rate per annum equal to the Benchmark plus 271 basis points, as determined in arrears by the Calculation Agent, quarterly in arrears on August 15, 2031, November 15, 2031, February 15, 2032 and the Maturity Date (each a “Floating Rate Period Interest Payment Date”).

The amount of interest payable for any full semi-annual interest period during the Fixed Rate Period in respect of the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual interest period during the Fixed Rate Period in respect of the Notes shall be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If any scheduled Fixed Rate Period Interest Payment Date, Maturity Date or any Redemption Date falls on a day that is not a Business Day, then payment of any interest, principal or premium payable on such date shall be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest or other payment shall accrue as a result of such delay.

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The amount of interest payable for any interest period during the Floating Rate Period shall be computed on the basis of the actual number of days in each interest period during the Floating Rate Period (or any other relevant period) and a 360-day year. The amount of accrued interest payable on the Notes for each interest period during the Floating Rate Period shall be computed by multiplying (i) the outstanding principal amount of the Notes by (ii) the product of (a) the interest rate for the relevant interest period during the Floating Rate Period multiplied by (b) the quotient of the actual number of calendar days in the applicable Observation Period relating to such interest period during the Floating Rate Period (or any other relevant period) divided by 360. The interest rate on the Notes shall in no event be lower than zero. If any scheduled Floating Rate Period Interest Payment Date (other than the Maturity Date or any Redemption Date) falls on a day that is not a Business Day, such Floating Rate Period Interest Payment Date shall be postponed to the next succeeding Business Day, except that, if the next succeeding Business Day falls in the next calendar month, then such Floating Rate Period Interest Payment Date shall be advanced to the immediately preceding day that is a Business Day. If any such Floating Rate Period Interest Payment Date (other than the Maturity Date or any Redemption Date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Period Interest Payment Date shall include interest accrued to but excluding such postponed or brought forward Floating Rate Period Interest Payment Date.

The term “Business Day” means any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the person in whose name the relevant Notes, or any predecessor Notes, are registered at the close of business on the Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date or a Redemption Date (in each case, whether or not an Interest Payment Date) of a Note of this series shall be paid to the Person to whom principal of such Note is payable.

Payment of the principal of and interest on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, which shall initially be the Principal Office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on a Redemption Date or the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SLM CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated: _____________

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of June 17, 2015, between the Company and Deutsche Bank National Trust Company, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the Fifth Supplemental Indenture, dated as of May 15, 2026 between the Company and the Trustee (the “Fifth Supplemental Indenture,” and the Base Indenture as supplemented by the Fifth Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000.

All terms used but not defined in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Notes are subject to certain optional redemption provisions as set forth in the Indenture.

The Notes are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance of the obligations of the Company at any time upon compliance by the Company with certain conditions set forth therein, which provisions apply to the Notes of this series.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee, with the consent of the holders of a majority in the aggregate principal amount of the Notes of each series affected thereby at the time Outstanding, voting as a single class. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes of a series at the time Outstanding, on behalf of the holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, except as provided for in Section 2.04 of the Fifth Supplemental Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish a copy of the Indenture to any holder upon written request and without charge.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date: _________

Signature:

Signature Guarantee: __________

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $______________. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee